UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 24, 2012

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 7.01

Regulation FD Disclosure.

Vanguard Health Systems, Inc. (the “Company”) has reached a settlement with the United States Department of Health and Human Services (“HHS”), the Secretary of HHS and the Centers for Medicare & Medicaid Services (“CMS”) that is expected to result in additional revenue to the Company of approximately $40.6 million, which proceeds are expected to be received on or about June 30, 2012. The settlement is part of an industry-wide settlement with CMS and HHS related to litigation that was pending for several years contending that acute care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system during a number of prior years. The underpayments resulted from calculations related to rural floor budget neutrality adjustments that were implemented in connection with the Balanced Budget Act of 1997. The settlement amount, related legal expenses of $7.8 million and the resulting impact on incentive compensation will be reflected in the operating results for the Company’s third fiscal quarter ended March 31, 2012.

In an additional item related to federal government reimbursement, during March 2012, CMS issued new Supplemental Security Income (“SSI”) ratios utilized for calculating Medicare Disproportionate Share Hospital reimbursements (“Medicare DSH”) for federal fiscal years 2006 through 2009. As a result of these new SSI ratios, the Company has updated its estimates of Medicare DSH payments, and expects its revenue for the quarter ended March 31, 2012 to be favorably impacted by an aggregate of approximately $9.1 million.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   April 24, 2012                                                         VANGUARD HEALTH SYSTEMS, INC.
                                                                                                                        (Registrant)

                                                                                                BY: /s/ James H. Spalding
                                                                                                       James H. Spalding
                                                                                                       Executive Vice President, General Counsel & Secretary